Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Borr Drilling Limited of our report dated April 11, 2022 relating to the financial statements which appears in Borr Drilling Limited’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Watford, United Kingdom

July 26, 2022